Back to Schedule TO
Exhibit (a)(1)(C)

WELLCARE HEALTH PLANS, INC.
OFFER TO EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS
FOR RESTRICTED STOCK UNITS
DATED AUGUST 17, 2009

NOTICE OF WITHDRAWAL/CHANGE OF ELECTION FORM

Please read this Notice of Withdrawal/Change of Election Form carefully. If you previously elected to tender some or all of your eligible options in exchange for restricted stock units, subject to and upon the terms and conditions set forth in the WellCare Health Plans, Inc. Offer to Exchange Certain Outstanding Stock Options for Restricted Stock Units, dated August 17, 2009 (the “Offer to Exchange), and you would like to withdraw the tender of some or all of your eligible options and/or change your previous election to tender eligible options for exchange, you may do so online at the WellCare Stock Option Exchange Website at https://www.corp-action.net/Wellcare or by submitting a completed, signed and dated Notice of Withdrawal/Change of Election Form, which in either case must be received from you by BNY Mellon Shareowner Services (“BNY Mellon”) before 5:00 p.m., Eastern Time, on the expiration date, which is currently September 15, 2009 (the “Expiration Date”) (or if the offer is extended, your online instruction of your Notice of Withdrawal/Change of Election Form must be received before the extended expiration date of the offer).

If you intend to submit this paper Notice of Withdrawal/Change of Election Form, you must complete, sign and date a copy of this Notice of Withdrawal/Change of Election Form and return it to BNY Mellon via overnight delivery or regular mail to:

Regular Mail
BNY Mellon Shareowner Services
Attn: Corporate Actions
P.O. Box 3301
South Hackensack, NJ 07606

Overnight Delivery
BNY Mellon Shareowner Services
Attn: Corporate Actions
480 Washington Boulevard, 27th Floor
Jersey City, NJ 07310

If you wish to withdraw or submit changes to your previously tendered options online, you may do so by going to the WellCare Stock Option Exchange Website at https://www.corp-action.net/Wellcare and following the instructions for electronic withdrawal or changes in election. Your PIN number to access the WellCare Stock Option Exchange Website is included either on the letter that accompanies this Notice of Withdrawal/Change of Election Form in the packet you received from us or in an e-mail regarding the WellCare Stock Option Exchange Program Launch that you received from us on August 17, 2009.

Your withdrawal and/or change of election will be effective only upon receipt by BNY Mellon. You are responsible for making sure that your online submission or the Notice of Withdrawal/Change of Election Form is received by BNY Mellon before the deadline. You must allow for delivery time based on the method of delivery that you choose to ensure that BNY Mellon receives your Notice of Withdrawal/Change of Election Form before 5:00 p.m., Eastern Time, on the Expiration Date. Your tendered eligible options will not be considered withdrawn or changed elections will not be considered made until you make such election using the WellCare Stock Option Exchange Website or BNY Mellon receives your properly completed and signed Notice of Withdrawal/Change of Election Form.

BNY Mellon intends to confirm receipt of a paper Notice of Withdrawal/Change of Election Form via mail after receipt. If you do not receive confirmation of receipt of your Notice of Withdrawal/Change of Election Form from BNY Mellon soon after the date BNY Mellon should have received your Notice of Withdrawal/Change of Election Form, or if you submit your Notice of Withdrawal/Change of Election Form less than five business days before the Expiration Date, please contact BNY Mellon at 1-866-271-9604 before the deadline to confirm whether your election has been received.

DO NOT COMPLETE AND RETURN THIS NOTICE OF WITHDRAWAL/CHANGE OF
ELECTION FORM UNLESS YOU WISH TO WITHDRAW OR CHANGE YOUR ELECTION
FOR SOME OR ALL OF YOUR PREVIOUS TENDER OF ELIGIBLE OPTIONS.

*        *        *

WELLCARE HEALTH PLANS, INC.
OFFER TO EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS
FOR RESTRICTED STOCK UNITS
DATED AUGUST 17, 2009

NOTICE OF WITHDRAWAL/CHANGE OF ELECTION FORM

By signing below, I understand and agree that:

I previously received the Offer to Exchange dated August 17, 2009, the Election Form and the Form of Restricted Stock Unit Agreement. I completed, signed and returned the Election Form, thereby electing to exchange some or all of my eligible option grants for restricted stock units of WellCare Health Plans, Inc. (“WellCare”). I now wish to withdraw one or more of my tendered option grants from the offer and/or change my election to tender eligible option grants. I understand that by signing this Notice of Withdrawal/Change of Election Form and delivering it to BNY Mellon pursuant to the instructions above, I elect to tender the eligible option grants as listed in Annex A or else reject the offer with respect to all my eligible options as I have indicated by checking the appropriate box in Annex A. If I have not elected to reject the offer with respect to all my eligible options, I have indicated my intention to accept or decline the exchange offer with respect to the eligible option grants by checking “Exchange” or “Do Not Exchange.”

By withdrawing my election, I understand that I will not receive any restricted stock units for, and will continue to hold, the options withdrawn from the offer, which will continue to be governed by the terms and conditions of the applicable existing stock option agreement(s) between WellCare and me. The withdrawal of my eligible options is at my own discretion.

With respect to any changes in the options tendered for exchange pursuant to this Notice of Withdrawal/Change of Election Form, I understand that the Election Form acknowledgements I signed previously acknowledging the terms and conditions of the exchange offer govern my election under this document as well.

I understand that if I wish to change this withdrawal or change of election with respect to my eligible options and once again accept the offer for any options that I have withdrawn or elected not to exchange, I must make a change in election online or submit a new Notice of Withdrawal/Change of Election Form that must be received by BNY Mellon prior to the expiration of the offer.

*        *        *

ANNEX A
NOTICE OF WITHDRAWAL OF OPTIONS PREVIOUSLY TENDERED
FOR EXCHANGE OR CHANGE OF ELECTION
PURSUANT TO THE OFFER TO EXCHANGE DATED AUGUST 17, 2009

IMPORTANT: If you wish to withdraw all of the options you previously elected to exchange, please check the first box below. If you wish to change your previous election by not tendering certain eligible options in the exchange program and/or by tendering additional eligible options, please check the second box below and remark your election choices for each of the eligible option grants.

☐
I want to withdraw all of the eligible options that I previously elected to exchange pursuant to the Offer to Exchange. I understand that any previous elections I made will be considered void. I will retain my current stock options with their current terms and conditions. I do not accept the offer to exchange any of my eligible options.

☐
I want to change my election choices from my previous Election Form and/or Notice of Withdrawal/Change of Election Form and exchange my option grants as I have indicated below. I understand that any election to decline or accept the exchange offer is effective with respect to all of my eligible options within the indicated price range. I understand that, with respect to the options I am electing not to exchange, any previous elections I made will be considered void, and I will retain my current stock options with their current terms and conditions.

IMPORTANT: For each of your outstanding eligible options you elect to enter in the table below, please mark the box next to “Exchange” if you wish to exchange the option for restricted stock units, or mark the box next to “Do Not Exchange” if you do not wish to exchange the option and instead wish to retain the option with its current terms. Please note that for your Notice of Withdrawal/Change of Election Form to be valid you must elect all or none of your eligible options on a grant-by-grant basis.

Grant Year and Price Range: 2005, $40.00 - $45.00
Eligible Options	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Options are Exchanged*	Make ONE Election for EACH Option Grant
		10.00			□ Exchange □ Do Not Exchange
		10.00			□ Exchange □ Do Not Exchange
		10.00			□ Exchange □ Do Not Exchange
Grant Year and Price Range: 2006, $40.00 - $49.99
Eligible Options	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Options are Exchanged*	Make ONE Election for EACH Option Grant
		4.00			□ Exchange □ Do Not Exchange
		4.00			□ Exchange □ Do Not Exchange
		4.00			□ Exchange □ Do Not Exchange
Grant Year and Price Range: 2006, $50.00 - $69.99
Eligible Options	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Options are Exchanged*	Make ONE Election for EACH Option Grant
		4.60			□ Exchange □ Do Not Exchange
		4.60			□ Exchange □ Do Not Exchange
		4.60			□ Exchange □ Do Not Exchange

Grant Year and Price Range: 2007, $70.00 - $74.99
Eligible Options	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Options are Exchanged*	Make ONE Election for EACH Option Grant
		5.30			□ Exchange □ Do Not Exchange
		5.30			□ Exchange □ Do Not Exchange
		5.30			□ Exchange □ Do Not Exchange
Grant Year and Price Range: 2007, $75.00 - $95.00
Eligible Options	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Options are Exchanged*	Make ONE Election for EACH Option Grant
		16.90			□ Exchange □ Do Not Exchange
		16.90			□ Exchange □ Do Not Exchange
		16.90			□ Exchange □ Do Not Exchange
Grant Year and Price Range: 2008, $40.00 -$41.49
Eligible Options	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Options are Exchanged*	Make ONE Election for EACH Option Grant
		3.20			□ Exchange □ Do Not Exchange
		3.20			□ Exchange □ Do Not Exchange
		3.20			□ Exchange □ Do Not Exchange
Grant Year and Price Range: 2008, $41.50 - $42.99
Eligible Options	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Options are Exchanged*	Make ONE Election for EACH Option Grant
		3.00			□ Exchange □ Do Not Exchange
		3.00			□ Exchange □ Do Not Exchange
		3.00			□ Exchange □ Do Not Exchange
Grant Year and Price Range: 2008, $43.00 - $44.99
Eligible Options	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Options are Exchanged*	Make ONE Election for EACH Option Grant
		3.20			□ Exchange □ Do Not Exchange
		3.20			□ Exchange □ Do Not Exchange
		3.20			□ Exchange □ Do Not Exchange

Grant Year and Price Range: 2008, $45.00 - $49.99 (cliff vest)
Eligible Options	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Options are Exchanged*	Make ONE Election for EACH Option Grant
		4.70			□ Exchange □ Do Not Exchange
		4.70			□ Exchange □ Do Not Exchange
		4.70			□ Exchange □ Do Not Exchange
Grant Year and Price Range: 2008, $45.00 - $49.99 (graduated vest)
Eligible Options	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Options are Exchanged*	Make ONE Election for EACH Option Grant
		5.50			□ Exchange □ Do Not Exchange
		5.50			□ Exchange □ Do Not Exchange
		5.50			□ Exchange □ Do Not Exchange
Grant Year and Price Range: 2008, $50.00 - $55.00
Eligible Options	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Options are Exchanged*	Make ONE Election for EACH Option Grant
		3.60			□ Exchange □ Do Not Exchange
		3.60			□ Exchange □ Do Not Exchange
		3.60			□ Exchange □ Do Not Exchange

* Please note that WellCare will not issue any fractional restricted stock units. The applicable amounts in the column headed “Restricted Stock Units to be Granted if Eligible Option Grants are Exchanged” will be rounded up or down to the nearest whole RSU on a grant-by-grant basis (greater than or equal to 0.5 is rounded up to the nearest whole number of RSUs and less than 0.5 is rounded down to the nearest whole number of RSUs).

Employee Signature	Date and Time

Employee Name Printed	WellCare Office in which Employed

Employee ID1	Daytime Telephone Number

Employee Email Address

[1]	Please note that your employee ID number can be found in the “Other Benefits and Information” section of your paycheck.